SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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Additional Materials Filed
Pursuant to Rule 14a-6

      Starbucks Corporation is filling the following letter from Howard Schultz to shareholders of Starbucks pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended. Starbucks intends to mail this letter to shareholders owning 3,000 or more shares of the Company’s common stock on or after March 7, 2003.

STARBUCKS CORPORATION
2401 Utah Avenue South
Seattle, Washington 98134

March 7, 2003

Dear Shareholder:

We have previously sent to you proxy material for the Annual Meeting of Shareholders of Starbucks Corporation to be held on March 25, 2003. This letter is to remind you that your vote is very important to us regardless of how many shares you own.

The Board of Directors of Starbucks has unanimously recommended that shareholders vote FOR the election of directors and the ratification of the independent auditors (Proposals 1 and 2), and AGAINST the two shareholder proposals (Proposals 3 and 4). For a complete description of the proposals and the reasons for the recommendations of the Board of Directors please see the Proxy Statement dated January 27, 2003.

Again, your vote is very important, no matter how many or how few shares you may own. We appreciate your prompt attention to voting your shares and thank you for your continued interest in Starbucks.

Warm regards,

Howard Schultz
chairman and chief global strategist

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

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